American Funds Fundamental Investors
December 31, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$746,184
Class B	$389
Class C	$19,944
Class F-1	$47,226
Class F-2	$130,117
Total	$943,860
Class 529-A	$29,350
Class 529-B	$29
Class 529-C	$3,625
Class 529-E	$1,007
Class 529-F-1	$1,580
Class R-1	$1,210
Class R-2	$6,303
Class R-2E	$199
Class R-3	$27,795
Class R-4	$35,975
Class R-5	$34,560
Class R-5E	$81
Class R-6	$155,455
Total	$297,169
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.8670
Class B	$0.3441
Class C	$0.4484
Class F-1	$0.8327
Class F-2	$0.9742
Class 529-A	$0.8254
Class 529-B	$0.3045
Class 529-C	$0.4192
Class 529-E	$0.7037
Class 529-F-1	$0.9403
Class R-1	$0.4493
Class R-2	$0.4604
Class R-2E	$0.6599
Class R-3	$0.6866
Class R-4	$0.8440
Class R-5E	$0.9423
Class R-5	$1.0015
Class R-6	$1.0279
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	868,957
Class B	726
Class C	44,775
Class F-1	49,398
Class F-2	154,785
Total	1,118,641
Class 529-A	36,697
Class 529-B	73
Class 529-C	8,822
Class 529-E	1,465
Class 529-F-1	1,803
Class R-1	2,667
Class R-2	13,737
Class R-2E	371
Class R-3	40,165
Class R-4	42,660
Class R-5	33,046
Class R-5E	184
Class R-6	164,327
Total	346,017
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$54.44
Class B	$54.48
Class C	$54.18
Class F-1	$54.41
Class F-2	$54.43
Class 529-A	$54.37
Class 529-B	$54.59
Class 529-C	$54.31
Class 529-E	$54.33
Class 529-F-1	$54.34
Class R-1	$54.18
Class R-2	$54.16
Class R-2E	$54.24
Class R-3	$54.31
Class R-4	$54.33
Class R-5E	$54.38
Class R-5	$54.47
Class R-6	$54.45